UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

May 11, 2020

Date of Report

(Date of earliest event reported)

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number 001-35098

Delaware	13-4068197
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	CSOD	Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2020, Cornerstone OnDemand, Inc. (the “Company”) issued a press release reporting results for the fiscal quarter ended March 31, 2020. The press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The attached press release includes a discussion of certain non-GAAP financial measures as well as a reconciliation of such non-GAAP financial measures to the corresponding GAAP financial measures.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Phil Saunders as Chief Executive Officer and Director

On May 6, 2020, the Board of Directors of the Company (the “Board”) appointed Phil Saunders as the Chief Executive Officer (the “CEO”) of the Company, effective as of June 15, 2020 (the “Employment Start Date”), and as a member of the Board, effective as of July 1, 2020. In connection with Mr. Saunders’ appointment to the Board, the Board expanded its size to ten members and appointed Mr. Saunders to fill the newly created seat. Mr. Saunders will serve as a member of the Board until the Company’s 2021 annual meeting of stockholders.

Prior to his appointment as CEO and a member of the Board, Mr. Saunders most recently served as the Company’s interim Chief Operating Officer following the Company’s acquisition in April 2020 of Saba Software, Inc., where Mr. Saunders was Chief Executive Officer and a member of the board of directors. Prior to joining Saba in 2015, Mr. Saunders was Chief Revenue Officer and a member of the board of directors of Gemalto N.V. (previously SafeNet, Inc.).

There are no arrangements or understandings between Mr. Saunders and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer and a member of the Board. There are also no family relationships between Mr. Saunders and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Saunders Employment Agreement

The Company entered into an employment agreement, dated May 1, 2020 (the “Saunders Employment Agreement”) with Mr. Saunders, which amends and restates in its entirety a prior employment agreement entered into between the Company and Mr. Saunders.

Employment. Mr. Saunders’ employment with the Company is “at-will” and may be terminated by the Company at any time with or without cause or with or without notice.

Salary and Bonus. Mr. Saunders will receive an annual base salary of $500,000, with a target annual performance bonus of 100% of his base salary. Subject to his continued employment as the CEO through the first annual anniversary of the Employment Start Date, Mr. Saunders is eligible to receive an additional bonus of $550,000 (less applicable tax withholdings), payable within 30 days following the anniversary date.

Equity Awards. Subject to the approval of the compensation committee of the Board (the “Compensation Committee”), Mr. Saunders will be granted the following restricted stock unit awards: (i) an award based on a target value of $2,000,000, with 40% of the award scheduled to vest on the first annual anniversary of the vesting commencement date and 20% of the award vesting annually thereafter, (ii) two awards based on a target value of $3,000,000 and $500,000, respectively, both subject to performance-based vesting with performance metrics to be determined by the Company and a vesting period not to exceed three years, with a minimum of $750,000 in target value becoming eligible to be earned within the first two years of the vesting period, and (iii) an award based on a value of $1,150,000, scheduled to vest on the first annual anniversary of the grant date, with the actual number of restricted stock units that vest equal to the number of shares of the Company’s common stock that Mr. Saunders purchases on the open market during the period between the award’s grant date and June 16, 2020 (the “Matching Shares”). All vesting is subject to Mr. Saunders’ continued employment (and, in the case of the grant referenced in (iii) above, subject to Mr. Saunders continuing to own the Matching Shares) with the Company on each scheduled vesting date.

Severance Benefits. The Company has entered into a Change of Control Severance Agreement with Mr. Saunders, as described below.

Indemnification. The Company has entered into its standard form of indemnification agreement with Mr. Saunders, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010 and is incorporated herein by reference.

Saunders Change of Control Severance Agreement

On May 1, 2020, the Company entered into a Change of Control Severance Agreement with Mr. Saunders (the “Agreement”), which amends and restates in its entirety a prior Change of Control Severance Agreement entered into between the Company and Mr. Saunders.

Term. The Agreement has an initial term of three years commencing on May 1, 2020 (the “Saunders Initial Term”). On the third anniversary of the Saunders Initial Term, the Agreement will renew automatically for additional one-year terms (each, a “Saunders Additional Term”) unless either party to the Agreement provides the other with written notice of non-renewal at least 60 days prior to the date of automatic renewal. If a Change of Control (as such term is defined in the Agreement) occurs when there are fewer than 12 months remaining during the Saunders Initial Term or a Saunders Additional Term, the term of the Agreement will extend automatically through the date that is 12 months following the effective date of the Change of Control. Additionally, if there is an initial occurrence of an act or omission by the Company that could constitute “Good Reason” for termination, and the expiration date of any Company cure period related to such act or omission could occur following the expiration of the Saunders Initial Term or a Saunders Additional Term, the term of the Agreement will extend automatically through the date that is 30 days following the expiration of such cure period. If Mr. Saunders becomes entitled to severance benefits pursuant to the Agreement, the Agreement will not terminate until all obligations of the Company under the Agreement have been satisfied.

Severance Benefits Outside the Change of Control Period. If the Company terminates Mr. Saunders’ employment with the Company without Cause (as such term is defined in the Agreement) (excluding death or Disability (as such term is defined in the Agreement)) or if Mr. Saunders resigns for Good Reason (as such term is defined in the Agreement), and, in each case, such termination occurs outside the period beginning three months prior to, and ending 12 months following, a Change of Control (such period, the “Change of Control Period”), then subject to Mr. Saunders signing and not revoking a separation agreement and release of claims in favor of the Company and his continued compliance with the terms of his Confidential Information and Invention Assignment Agreement entered into with the Company (the “Saunders Severance Requirement”), Mr. Saunders will receive the following from the Company:

•	Continuing payments of severance pay (less applicable withholding taxes) at a rate equal to Mr. Saunders’ annual base salary as in effect immediately prior to his termination date for a period of 18 months.

•	A lump-sum payment (less applicable withholding taxes) equal to 150% of Mr. Saunders’ full annual bonus for the year of termination at target level as in effect immediately prior to his termination date.

•	If Mr. Saunders elects continuation coverage pursuant to COBRA for himself and his eligible dependents, the Company will reimburse him for the COBRA premiums for such coverage until the earlier of (A) a period of 18 months from the date of termination, or (B) the date upon which Mr. Saunders and/or his eligible dependents are covered under similar plans. If the Company determines that it cannot provide the foregoing benefit without violating applicable law or being subject to an excise tax, the Company will in lieu of the COBRA reimbursement pay Mr. Saunders a monthly payment in an amount equal to the monthly COBRA premium that he would have been required to pay to continue his group health coverage that will end on the earlier of (A) the date upon which Mr. Saunders obtains other employment, or (B) the date the Company has paid an amount equal to 18 payments (the “Saunders COBRA Benefits”).

•	18 months of accelerated vesting with respect to Mr. Saunders’ all then unvested equity awards.

Severance Benefits During the Change of Control Period. If the Company terminates Mr. Saunders’ employment with the Company without Cause (excluding death or Disability) or if Mr. Saunders resigns for Good Reason, and in each case such termination occurs during the Change of Control Period, then subject to Mr. Saunders satisfying the Saunders Severance Requirement, Mr. Saunders will receive the following from the Company:

•	A lump-sum payment (less applicable withholding taxes) equal to 150% of Mr. Saunders’ annual base salary as in effect immediately prior to his termination date or, if greater, at the level in effect immediately prior to the Change of Control.

•	A lump-sum payment (less applicable withholding taxes) equal to 150% of Mr. Saunders’ full annual bonus for the year of termination at target level as in effect immediately prior to his termination date.

•	The Saunders COBRA Benefits.

•	100% of Mr. Saunders then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)) and Mr. Saunders will have up to one-year following his termination date to exercise any stock options or stock appreciation rights.

Termination Due to Death or Disability. If the Company terminates Mr. Saunders’ employment as a result of his Disability or if his employment terminates due to his death, then subject to Mr. Saunders satisfying the Saunders Severance Requirement (as applicable), Mr. Saunders’ then outstanding and unvested equity awards will vest as if Mr. Saunders’ termination were treated as a termination without Cause (and either within or outside of the Change of Control Period, as applicable).

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Saunders constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Saunders’ severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by Mr. Saunders on an after-tax basis of the greatest amount of benefits.

Appointment of Adam Miller

On May 6, 2020, the Board appointed Adam Miller as the Company’s Co-Chairperson of the Board, effective as of June 15, 2020 (the “Miller Effective Date”). Elisa Steele, who currently serves as Chairperson of the Board, also will become Co-Chairperson of the Board on the Miller Effective Date.

There are no arrangements or understandings between Mr. Miller and any other persons pursuant to which he was selected as the Company’s Co-Chairperson of the Board. There are also no family relationships between Mr. Miller and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Miller Employment Agreement

The Company entered into an amended and restated employment agreement, effective as of the Miller Effective Date (the “Miller Employment Agreement”), with Mr. Miller, which amended and restated in its entirety Mr. Miller’s prior employment agreement with the Company.

Employment. Mr. Miller’s employment with the Company is “at-will” and may be terminated by the Company at any time with or without cause or with or without notice.

Term. The Miller Employment Agreement has an initial term of three years (the “Miller Initial Term”). On the third anniversary of the Miller Effective Date, the Miller Employment Agreement will renew automatically for additional one-year terms (each, a “Miller Additional Term”) unless either party to the Miller Employment Agreement provides the other with written notice of non-renewal at least 60 days prior to the date of automatic renewal. The remainder of the description of the term of Mr. Saunders’ Agreement also applies to the term of the Miller Employment Agreement. .

Compensation. For fiscal year 2020, Mr. Miller’s base salary and performance bonus opportunity as was in effect immediately prior to the Miller Effective Date will continue in effect and unchanged. For fiscal year 2021 and beyond, and on at least an annual basis and at the same time compensation decisions are made for other executives, the Board or the Compensation Committee will consider and review Mr. Miller’s base salary, performance bonus opportunity, and equity.

Severance Benefits Outside the Change of Control Period. If the Company terminates Mr. Miller’s employment with the Company without Cause (as such term is defined in the Miller Employment Agreement) or if Mr. Miller resigns for Good Reason (as such term is defined in the Miller Employment Agreement), and, in each case, such termination occurs outside the period beginning three months prior to, and ending 12 months following, a Change of Control (such period, the “Miller Change of Control Period”), then subject to Mr. Miller signing and not revoking a separation agreement and release of claims in favor of the Company and his continued compliance with the terms of his Proprietary Information and Inventions Agreement entered into with the Company (the “Miller Severance Requirement”), Mr. Miller will receive the following from the Company:

•	Continuing payments of severance pay (less applicable withholding taxes) at a rate equal to the rate of the CEO’s annual base salary, as then in effect, for a period of 18 months.

•	A lump-sum payment (less applicable withholding taxes) equal to 150% of the CEO’s full annual bonus for the year of termination at target level as in effect immediately prior to his termination date.

•	100% premiums paid by the Company for continued health, dental and vision benefits for Mr. Miller (and any eligible dependents) under the Company’s health, dental and vision plans until the earlier of (A) 18 months, (provided Mr. Miller validly elects to continue coverage under COBRA) or (B) the date upon which Mr. Miller and Mr. Miller’s eligible dependents become covered under similar plans (the “Miller COBRA Benefits”).

•	100% of Mr. Miller’s then-outstanding and unvested equity awards will become vested in full (and if the amount of the award to vest is determined based on the achievement of performance criteria, then the equity awards will vest based on achievement at target levels for the relevant performance period(s)) and Mr. Miller will have up to the award’s expiration date to exercise any stock options or stock appreciation rights (the “Miller Equity Award Benefits”).

Severance Benefits During the Change of Control Period. If the Company terminates Mr. Miller’s employment with the Company without Cause or if Mr. Miller resigns for Good Reason, and in each case such termination occurs during the Change of Control Period, then subject to Mr. Miller satisfying the Miller Severance Requirement, Mr. Miller will receive the following from the Company:

•	A lump-sum payment (less applicable withholding taxes) equal to 150% of the CEO’s annual base salary as in effect immediately prior to Mr. Miller’s termination date or, if greater, at the level in effect immediately prior to the Change of Control.

•	A lump-sum payment (less applicable withholding taxes) equal to 150% of the CEO’s full annual bonus for the year of termination at target level as in effect immediately prior to Mr. Miller’s termination date.

•	The Miller COBRA Benefits.

•	The Miller Equity Award Benefits.

Termination Due to Death or Disability; Termination due to Company Non-Renewal. If the Company terminates Mr. Miller’s employment as a result of his Disability (as such term is defined in the Miller Employment Agreement) or if his employment terminates due to his death, then subject to Mr. Miller satisfying the Miller Severance Requirement (as applicable), Mr. Miller’s then Mr. Miller will receive the Miller Equity Award Benefits. Additionally, if the term of the Miller Employment Agreement expires solely as a result of the Company’s non-renewal of the agreement, then subject to Mr. Miller satisfying the Miller Severance Requirement, Mr. Miller will receive the Miller Equity Award Benefits.

Excise Tax. In the event that the severance payments and other benefits payable to Mr. Miller constitute “parachute payments” under Section 280G of the U.S. tax code and would be subject to the applicable excise tax, then Mr. Miller’s severance benefits will be either (i) delivered in full or (ii) delivered to such lesser extent which would result in no portion of such benefits being subject to the excise tax, whichever results in the receipt by the Mr. Miller on an after-tax basis of the greatest amount of benefits.

Indemnification. The Company previously entered into its standard form of indemnification agreement with Mr. Miller, a copy of which has been filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-169621) filed with the Securities and Exchange Commission on December 17, 2010 and is incorporated herein by reference.

The foregoing descriptions of the Saunders Employment Agreement, the Agreement and the Miller Employment Agreement are qualified in their entirety by reference to the full text of the applicable agreement, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this report and are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, between Cornerstone OnDemand, Inc. and Phil Saunders, dated May 1, 2020.

10.2	Change of Control Severance Agreement, between Cornerstone OnDemand, Inc. and Phil Saunders, dated May 1, 2020.

10.3	Amended and Restated Employment Agreement, between Cornerstone OnDemand, Inc. and Adam Miller, effective June 15, 2020.

99.1	Press Release, dated May 11, 2020, reporting results for the fiscal quarter ended March 31, 2020

99.2	Press Release, dated May 11, 2020, announcing certain leadership changes

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cornerstone OnDemand, Inc.

/s/ Brian L. Swartz
Brian L. Swartz
Chief Financial Officer

Date: May 11, 2020